UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ANCHOR CNGO CORP.

(Exact name of Registrant as Specified in Its Charter)

Florida	4932	46-0614858
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Anchor CNGO Corp.

301 North E Street

Lake Worth, FL 33460

908-892-4958

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Gregory C. Liddy, President

Anchor CNGO Corp.

301 North E Street

Lake Worth, FL 33460

908-892-4958

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Joel Bernstein, Esq.
2666 Tigertail Avenue, Suite 104
Miami, FL 33133
305-409-4500
Fax: 786-513-8522

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class		Proposed maximum	Proposed maximum	Amount of
of securities	Amount of shares	offer price	aggregate offering	registration
to be registered	to be registered	per unit (1)	price	fee

SERIES A CONVERTIBLE PREFERRED STOCK	500,000	$10.00	$5,000,000	$682.00

COMMON STOCK (2)	5,000,000	0	0	0	(3)

(1) Estimated solely for purposes of calculating the registration fee based upon the proposed sale price of the shares.

(2) Represents the common stock issuable on the conversion of the Series A Convertible Preferred Stock.

(3) No fee pursuant to Rule 457(i)

The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Acts of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated __________

PROSPECTUS

ANCHOR CNGO CORP.

500,000 shares of Series A Convertible Preferred Stock

$10.00 per share

We are offering shares of our Series A Convertible Preferred Stock (the “Preferred Stock”). The Preferred Stock may be converted by the holder into 10 shares of our common stock at any time. No additional payment is required in connection with a conversion. We will not pay any dividend on the Preferred Stock unless we pay a dividend on our common stock. In that event the holders will be paid a dividend equivalent to the dividend which would be received on the number of shares of common stock into which the Preferred Stock could be converted. In the event that we are liquidated the Preferred Stock would be entitled to receive the amount of $10 per share before any distribution to our common stock.

This prospectus also relates to the offering of up to 5,000,000 shares of our Common Stock which may be issued upon conversion of the Series A Convertible Preferred Stock.

There is no minimum number of shares that must be sold in this offering. We will retain all proceeds from sales of the shares irrespective of the number of shares sold. Subscriptions for the shares are irrevocable.

The shares are being offered through our chief executive officer pursuant to an exemption from registration as a broker/dealer under Rule 3a 4-1 of the Securities Exchange Act. There is no minimum offering. Proceeds from the sale of the shares, up to $5,000,000 if all the shares offered are sold, will not be placed in an escrow account and may be used by us upon receipt. We are offering the shares until 180 days from effective date but we may terminate the offering earlier.

Prior to this offering there has been no public market for our preferred stock or common stock and there can be no assurance that any such market will develop.

THE SHARES INVOLVE SUBSTANTIAL RISK. SEE “RISK FACTORS” ON PAGE __.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND

EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCY NOR HAS THE COMMISSION OR ANY

SUCH AGENCY PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY

REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is _____________, 2012

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PROSPECTUS SUMMARY

This summary does not contain all of the information you should consider before making your investment decision. You should read the entire prospectus carefully, including the section titled “Risk Factors” and the financial statements and the notes relating to those statements.

We were incorporated in Florida in June 2012. All of our operations to date have been related to the formation and development of our business plan to develop and operate compressed natural gas fueling stations for motor vehicles. We currently have minimal assets, no revenues and no operating history beyond certain start-up activities. Our ability to commence commercial operations and successfully implement our business plan depends on us obtaining adequate financial resources, which cannot be assured.

Since we are in the developmental stage and have not yet opened any compressed natural gas fueling stations, we cannot assure you that we will achieve profitable operations.

Our principal executive offices are located at 301 North E Street, Lake Worth FL 33460 and our telephone number is 908-892-4958.

The Offering

Stock Offered:	500,000 shares of Series A Convertible Preferred Stock

Offering price:	$10.00 per share

Liquidation Preference:	$10.00 per share

Dividends:	In the event a dividend or distribution is declared on the Common Stock of the Company, in cash or other property (other than a dividend of our Common Stock), the holders of the Series A convertible Preferred Stock will be entitled to receive the amount of cash or property equal to the cash or property which would be received by the holders of the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock could be converted immediately prior to such dividend or distribution.

Optional Conversion:	Each share of convertible preferred stock may be converted, at the option of the holder, into 10 shares of our common stock, subject to adjustment in a number of circumstances described under “Description of Series A Convertible Preferred Stock—Conversion Rate Adjustments.” No additional payment is required in connection with a conversion.

Voting Rights:	The Preferred Stock will vote, on an as converted basis, with the Common Stock.

Series A Convertible Preferred
Stock Outstanding:	None

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Common Stock outstanding:

Prior to offering:	1,305,000 shares

After offering (assuming sale of all Convertible preferred stock and conversion of into common stock):	6,305,000 shares

Estimated Proceeds:	Because this is a self underwritten offering with no minimum, we may receive from $0 up to $5,000,000 if all 500,000 shares of preferred stock offered are sold.

Use of Proceeds:	Operations and development of our business, acquire property and inventory, advertising, marketing, and working capital.

Risk Factors:	Prospective Investors should carefully evaluate the following matters, including those under the heading “Risk Factors”.

RISK FACTORS

An investment in our shares involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following factors in evaluating us and our business before purchasing our shares.

WE WERE ORGANIZED IN JUNE 2012 AND HAVE NOT CONDUCTED OPERATIONS OF OUR COMPRESSED NATURAL GAS FUELING STATION BUSINESS BEYOND INITIAL START-UP OPERATIONS.

Our company was incorporated in June 2012 and has only undertaken activities related to its formation, initial planning of our compressed natural gas fueling station business and preparing for this offering. We have not built any compressed natural gas fueling stations. We have no history of operating such business upon which you can rely in making an investment decision concerning this offering. Investing in a business in the start-up phase is riskier than investing in a business that has already begun selling products and has a history of operations.

WE HAVE OPERATED AT A LOSS SINCE OUR ORGANIZATION AND OUR INDEPENDENT AUDITOR HAS RAISED SUBSTANTIAL DOUBTS ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our independent auditor has raised substantial doubts about our ability to continue as a going concern in their report on our financial statements. If we are unable to continue as going concern we would experience additional losses from the write-down of assets.

BECAUSE WE MAY NOT BE SUCCESSFUL IN DEVELOPING OUR PROPOSED COMPRESSED NATURAL GAS FUELING STATION BUSINESS, WE MAY NOT BE ABLE TO CONTINUE IN BUSINESS.

The establishment of any new business is difficult and there can be no assurance that we will be able to build any compressed natural gas fueling stations or that any compressed natural gas fueling station we open will be a commercial success.

OUR ABILITY TO OPEN COMPRESSED NATURAL GAS FUELING STATIONS REQUIRES US TO HAVE SIGNIFICANT CAPITAL AVAILABLE AND MAY REQUIRE US TO SEEK ADDITIONAL FINANCING.

We are dependent on the availability of capital to proceed with our plan to open compressed natural gas fueling stations. There is no minimum amount of shares which we have to sell in this offering so we may not sell a sufficient number of shares to successfully implement our business plan. We have no current arrangements with respect to, or sources of any additional capital, and there can be no assurance that such additional capital will be available to us when needed. If we are unable to obtain additional capital this would have a material adverse effect on us and would cause us to be unable to enter the marketplace with our first compressed natural gas fueling station. To the extent that any such financing involves the sale of our equity securities, the interests of our then existing stockholders, including the investors in this offering, could be substantially diluted.

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Our ability to open a compressed natural gas fueling station will require additional capital which may come from proceeds of this offering, additional capital from current shareholders, loans or other private capital sources. Management believes that we will require a minimum of $400,000 of available capital to build our first compressed natural gas fueling station. If such capital does not become available from the proceeds of this offering or such other sources we will continue development stage operations for the next 12 months from available cash on hand. We have no commitments for additional capital as of the date of this prospectus and will not seek other capital until the termination of this offering. Accordingly, investors are advised that the proceeds of this offering may not be sufficient to enable us to open a compressed natural gas fueling station and if additional capital is not received within 12 months from the date of this prospectus we may have to curtail remaining operations.

BECAUSE THE USE OF COMPRESSED NATURAL GAS AS A MOTOR VEHICLE FUEL IS EVOLVING, THE EXTENT OF ITS MARKET ACCEPTANCE, GROWTH OR ULTIMATE MARKET SIZE IS DIFFICULT TO PREDICT. OUR BUSINESS MAY NOT BE SUCCESSFUL IF THE DEMAND FOR COMPRESSED NATURAL GAS AS A MOTOR VEHICLE FUEL DOES NOT CONTINUE TO GROW.

The compressed natural gas motor vehicle industry is in the relatively early stages of market availability and acceptance. Because of the evolving nature of compressed natural gas motor vehicle technology, it is difficult to predict the size of the market, the rate at which the market for compressed natural gas vehicles will grow or be accepted, if at all, or whether competitive motor vehicle fuels and technologies will render the demand for compressed natural gas fueled vehicles less competitive or obsolete. If the market for natural gas fueled vehicles fails to develop or grows less rapidly than anticipated, our business would be significantly impacted.

BECAUSE THE DEMAND FOR COMPRESSED NATURAL GAS AT ANY COMPRESSED NATURAL GAS FUELING STATION WE MAY OPEN MAY NOT BE SUFFICIENT FOR OUR BUSINESS TO BE SUCCESSFUL, WE MAY NOT BE ABLE TO CONTINUE IN BUSINESS.

In order to achieve profitable operations we are dependent upon customer demand for our compressed natural gas fueling services generating substantial sales and the ability to operate at competitive cost levels, none of which can be assured.

IF THE LOCATIONS OF THE FUELING STATIONS WE MAY OPEN ARE NOT ATTRACTIVE TO CUSTOMERS, THEN OUR ABILITY TO ESTABLISH AND GROW OUR FUELING STATION BUSINESS WILL BE ADVERSELY AFFECTED.

We believe that the success of fueling stations depend in substantial part on their location. There can be no assurance that the locations of the fueling stations we may open will be attractive to customers. Competition, traffic patterns or economic conditions where fueling stations are located could result in sales in amounts which are not adequate to establish a successful fueling station business.

NONE OF OUR OFFICERS AND DIRECTORS HAS EXPERIENCE IN THE COMPRESSED NATURAL GAS FUELING STATION BUSINESS, MAKING IT LESS LIKELY THAT OUR BUSINESS WILL BE SUCCESSFUL.

None of our officers and directors has any background or experience in the compressed natural gas fueling business. Investing in a business which is run by persons who have less experience in the industry in which it will operate is riskier than investing in a business that has a management team with more experience in its industry. Investing in a public company which is run by persons who have no experience in operating public companies is riskier than investing in a business that has a management team with experience in the operation of public companies.

WE HAVE NO FULL TIME EMPLOYEES AND OUR OFFICERS ONLY WORK FOR US ON AN “AS NEEDED” BASIS, WHICH MEANS OUR MANAGEMENT MAY BE INADEQUATE TO OPERATE OUR BUSINESS.

We do not currently employ any full-time employees. All of our activities to date have been undertaken by our officers who devote their time to operating our business as needed. We cannot assure you that our management will be able to devote sufficient time to our business in the future or that we will be able to hire employees when needed to support our entry into the compressed natural gas fueling station business.

THE OFFERING PRICE OF $10.00 PER SHARE IS SPECULATIVE.

The $10.00 offering price does not bear any relationship to the assets, net worth or actual or projected earnings of the Company or any other generally accepted criteria of value.

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THE PENNY STOCK RULES MAY MAKE IT DIFFICULT TO SELL OUR SHARES.

We may be subject to the Penny Stock Rules which are discussed under “Market for the Shares”. These rules may restrict the ability of broker/dealers to sell our securities and may affect the ability of our shareholders to sell our shares in any secondary market that may arise.

WE DO NOT PAY ANY CASH DIVIDENDS.

The preferred stock will not be paid any dividends unless we pay dividends on our common stock. We have not paid any cash dividends on our common stock nor do we presently contemplate the payment of any cash dividends. Accordingly, there can be no assurance that you will receive any return from an investment in our convertible preferred stock. In the absence of the payment of dividends, any return on your investment would be realized only upon your sale of our stock. We are not making any representations that an investment in our stock will be profitable or result in a positive return.

THERE IS NO CURRENT PUBLIC MARKET FOR OUR PREFERRED OR COMMON STOCK.

There is presently no public market for our shares of preferred or common stock. There is no assurance that a trading market will develop or be sustained. Accordingly, you may have to hold the shares indefinitely and may have difficulty selling them if an active trading market does not develop.

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USE OF PROCEEDS

Because this offering has no minimum, we may receive a small amount of proceeds up to the maximum of $5,000,000 if all 500,000 shares offered by this prospectus are sold. We plan to use the net proceeds of this offering for acquiring one or more sites suitable for operation of compressed gas fueling stations and designing, constructing, opening and operating compressed natural gas fueling stations. We estimate that it will require at approximately $500,000 to open each compressed gas fueling station.

	$500,000	$1,000,000	$3,000,000	$5,000,000
Open CNG Fueling Stations	$500,000	$1,000,000	$3,000,000	$5,000,000

Any funds not utilized for opening of CNG fueling stations will be utilized for general corporate purposes.

Pending the uses described above, we intend to invest the net proceeds from this offering in short-term, interest-bearing, investment-grade securities.

The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for the our operations and current objectives. We may reallocate funds from time to time if we believe such reallocation to be in our best interest for uses that may or may not have been herein anticipated.

MARKET FOR THE SHARES

There is no public market for our preferred stock or our common stock. Upon completion of this Offering, we will attempt to have our common stock quoted on the Over the Counter-Bulletin Board (“OTCBB”). There is no assurance that the Shares will ever be quoted on the OTCBB. To be quoted on the OTCBB, a market maker must apply to make a market in our common stock. As of the date of this Prospectus, we have not made any arrangement with any market maker to apply to make a market in our common stock. There can be no assurance that a market will develop or be maintained in our common stock. We do not expect that any market will develop for our preferred stock.

We currently have 5 record holders of our Common Stock.

The Penny Stock Rules

The Securities and Exchange Commission has adopted regulations which generally define a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our shares fall within the definition of a penny stock they will become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 (excluding the net value of their primary residence or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker- dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The penny stock rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of our shareholders to sell our shares in the secondary market.

DIVIDEND POLICY

The convertible preferred stock being offered by this prospectus does not carry a fixed periodic dividend. In the event a dividend or distribution is declared on the Common Stock of the Company, in cash or other property (other than a dividend of our Common Stock), the holders of the Series A convertible Preferred Stock will be entitled to receive the amount of cash or property equal to the cash or property which would be received by the holders of the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock could be converted immediately prior to such dividend or distribution. We have not paid any dividends on our Common Stock, and it is not anticipated that any dividends will be paid in the foreseeable future. The declaration and payment of dividends in the future will be determined by the Board of Directors in light of conditions then existing, including the company’s earnings, financial condition, capital requirements and other factors.

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DETERMINATION OF OFFERING PRICE

Our management has arbitrarily determined the price of the shares we are offering for sale under this prospectus and the conversion ratio of the convertible preferred stock into common stock. In determining the offering price and conversion ratio, our management considered the price paid for our shares by our current shareholders, our business potential, and market valuation of competing firms.

DILUTION

As of August 31, 2012, we had net tangible book value of $116,384 or approximately $.09 per share of Common Stock. Net book value per share means our tangible assets less all liabilities divided by the number of shares of Common Stock outstanding. After giving effect to the sale of the maximum 500,000 shares of Series A Convertible Preferred Stock at a price of $10.00 (less the estimated expenses of this offering of $30,000) and conversion of such shares into 5,000,000 shares of Common Stock, the adjusted net tangible book value would have been approximately $5,086,384, or $.81 per share of Common Stock. The result would be an immediate increase in net tangible book value of $.71 per share of Common Stock to existing stockholders and an immediate dilution of $.19 per share to new investors. The following table illustrates this dilution to new investors on a per common share basis:

Pro-forma public price of Common Stock after conversion	$1.00

Net tangible book value per share of Common Stock before the offering	$.09

Increase per Common share attributable to the sale to new investors of the shares in this offering	$.72

Net tangible book value per Common share after offering	$.81

Dilution per Common share to new investors	$.19

The following table summarizes on a pro forma basis as of August 31, 2012, the investments of all existing stockholders and new investors after giving effect to the sale of the maximum shares of Series A Convertible Preferred Stock in this offering and conversion of such stock into Common Stock, a comparison of the number of shares of Common Stock acquired from the Company, the percentage of ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share.

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share

Existing Stockholders(1)	1,250,000	20%	$125,000	2.4%	$.10
New investors	5,000,000	80%	$5,000,000	97.6%	$1.00

Total	6,250,000	100%	$5,125,000	100%

(1) Does not include 55,000 shares of common stock agreed to be issued in November 2012 to each of our directors as compensation for their directorship services.

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CAPITALIZATION

The following table sets forth our capitalization as of August 31, 2012 and as adjusted to reflect the sale of the 500,000 shares of series A convertible preferred stock offered herein and pro forma as adjusted to reflect conversion of 500,000 shares of series A convertible preferred stock into 5,000,000 shares of common stock.

	August 31, 2012		Pro forma
	Actual	Adjusted	Adjusted
Stockholders’ equity
Common Stock, $.001 par value: 20,000,000 shares authorized, 1,250,000 issued and outstanding (actual), 1,250,000 issued and outstanding (as adjusted)and 6,250,000 issued and outstanding (proforma as adjusted) ..	$1,250	$1,250	$6,250

Preferred Stock $.001 par value: 1,000,000 authorized, 0 series A convertible preferred shares issued and outstanding (actual), 500,000 shares issued and outstanding (as adjusted), 0 issued and outstanding (pro forma as adjusted)	-	$500	-

Additional paid-in capital	$123,750	$5,123,250	$5,118,750
Subscription receivables	(2,315)	(2,315)	(2,315)
Deficit accumulated during the development stage	(6,301)	(6,301)	(6,301)

Total stockholders’ equity	$116,384	$5,116,384	$5,116,384

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Included in this prospectus are “forward-looking” statements, as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including matters described in the section titled “Risk Factors.” Forward-looking statements include those that use forward-looking terminology, such as the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project,” “plan,” “will,” “should,” and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the factors described in the “Risk Factors” section and elsewhere in this prospectus.

All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise.

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PLAN OF OPERATION

Our primary focus over the course of the next 12 months will be to concentrate on developing, opening and operating one or more compressed natural gas motor vehicle fueling stations.

We were recently formed and all activity to date has been related to our formation of our business, formulation of our business plan and initial start-up operations such as investigating potential sites for compressed gas motor vehicle fueling stations, reviewing zoning and environmental regulations relating to such stations, investigating sources of supply for natural gas and compressed natural gas fueling station machinery and equipment, identifying potential contractors for building stations and development of our proposed financing. Our ability to proceed with our plan to develop and operate compressed natural gas fueling stations depends upon our obtaining adequate financial resources through this offering. As of August 31, 2012, we had not incurred any material costs or expenses other than those associated with the formation and financing of our company.

Management believes that we will require approximately $500,000 of available capital to build, equip and open each compressed natural gas fueling station. If such capital does not become available from the proceeds of this offering or such other sources we will continue development stage operations for the next 12 months from available cash on hand. Management believes that after a suitable site has been acquired it will take approximately two months to open a compressed natural gas fueling station for business from the date building permits have been received. We anticipate such sites for our stations will be acquired by long term lease but we may also purchase any site if appropriate financing is available.

If we succeed in opening one or more compressed natural gas fueling stations we anticipate that fuel sales at such stations will generate sufficient cash flow to support our operations for the next twelve months. However, this is based on our assumption of achieving significant sales of fuel at our stations and there can be no assurance that such sales levels will be achieved. Therefore, we may require additional financing through loans and other arrangements, including the sale of additional common stock or preferred stock.

There can be no assurance that such additional financing will be available, or if available, can be obtained on satisfactory terms. To the extent that any such financing involves the sale of our equity securities, the interests of our then existing stockholders, including the investors in this offering, could be substantially diluted. In the event that we do not have sufficient capital to support our operations we may have to curtain our operations.

Our officers will provide daily management of our company, including administration, financial management, production, marketing and sales. We will also engage other employees and service organizations to provide services as the need for them arise. These could include services such as computer systems, sales, marketing, advertising, public relations, cash management, accounting, and administration.

Upon the effective date of the registration statement of which this prospectus is a part we will be subject to certain reporting and other compliance requirements of a publicly reporting company. We will be subject to certain costs for such compliance which private companies may not choose to make. We have identified such costs as being primarily for audits, legal advice, filing expenses, financial and reporting controls and shareholder communications and estimate the cost to be approximately $8,000 to $15,000 for the next twelve months. We expect to pay such costs from a combination of cash on hand, the proceeds of this offering and cash generated by product sales.

We expect our initial operating expenses will be paid for by utilization of cash on hand, some of the proceeds of this offering and from cash flows generated from product sales.

There can be no assurance that we will be able to successfully develop and open any compressed natural gas fueling stations. We believe that we can control the operating and general and administrative expenses of our operations to be within the cash available from this offering and from the sales which we may make at any fueling stations we open. If our initial operations indicate that our business can establish and fulfill a demand for compressed natural gas fueling services on a basis which will lead to establishment of a profitable business we may seek additional sources of cash to grow the business. We do not currently have any commitments for the use of our proposed fueling stations or for additional financing.

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BUSINESS

Our business objective is to become a successful developer and operator of compressed natural gas motor vehicle fueling stations. Compressed natural gas (CNG) is currently used in automobiles, light to medium-duty vehicles, refuse trucks, and transit buses as an alternative to gasoline and diesel. CNG is produced from natural gas that is supplied by local utilities to CNG vehicle fueling stations, where it is compressed and dispensed into vehicles in gaseous form.

The Market Opportunity

We believe that our entry into the compressed natural gas filling station market is timely. Natural gas currently provides approximately 2% of demand for transportation fuel. We believe that the demand for compressed natural gas fueling stations will increase as the benefits of the use of natural gas as a motor vehicle fuel result in an increase in the number of natural gas fueled vehicles on the road. These benefits include:

Fuel Price Advantage of Natural Gas. Increased natural gas drilling has resulted in substantial price advantage of natural gas compared to other transportation fuels. This provides an economic incentive to use natural gas for motor vehicle fuel. The following chart shows the price of gasoline, diesel fuel, compressed natural gas and other transportation fuels on a Gasoline Gallon Equivalent basis where each fuel’s price is shown for a quantity equivalent to the energy content of one gallon of gasoline.

Vehicle Performance and Availability. Motor vehicle manufacturers are providing more choices in natural gas powered vehicles, including light duty trucks, heavy duty trucks, fleet vehicles and consumer passenger vehicles. Existing gasoline and diesel fueled vehicles can be converted to use natural gas. Natural gas vehicles (NGVs) are similar to gasoline or diesel vehicles with regard to power, acceleration, and cruising speed. The driving range of NGVs is generally less than that of comparable gasoline and diesel vehicles because, with natural gas, less overall energy content can be stored in the same size tank as the more energy-dense gasoline or diesel fuels. In heavy-duty vehicles, dual-fuel, compression-ignited engines are slightly more fuel-efficient than spark-ignited dedicated natural gas engines. However, a dual-fuel engine increases the complexity of the fuel-storage system by requiring storage of both types of fuel.

Lower Emissions. Natural gas is the least polluting fossil fuel. Compared with vehicles fueled by conventional diesel and gasoline, natural gas vehicles can produce lower levels of some emissions, depending on vehicle type, drive cycle, and engine calibration. And because CNG fuel systems are completely sealed, CNG vehicles produce no evaporative emissions.

Energy Security. In 2010, the United States imported about 49% of the petroleum it consumed—two-thirds of which is used to fuel vehicles in the form of gasoline and diesel. With much of the world’s petroleum reserves located in politically volatile countries, the United States is vulnerable to supply disruptions. However, because U.S. natural gas reserves are abundant, this alternative fuel can be domestically produced and used to offset the petroleum currently being imported for transportation use.

Despite these benefits, there can be no assurance that the business of natural gas fueling stations will be profitable. The following factors may result in the demand for natural gas as a motor vehicle fuel to decline or not grow substantially:

Competition with Other Fuels. Natural gas competes against gasoline and diesel fuel as well as other alternative fuels such as electric, hybrid electric, and hydrogen. The economic benefit of natural gas fuel over gasoline and diesel may be reduced or eliminated in the event that natural gas production is not sufficient to meet current and anticipated demand or the price of petroleum-based fuels decline in comparison to the price of natural gas.

Scarcity of Fueling Stations. The scarcity of natural gas fueling stations is a major factor holding back the use of natural gas fueled vehicles. As of September 25, 2012 the U.S. Department of Energy reported that there were 1,107 CNG fueling stations in the United States, including 24 in the State of Florida. http://www.afdc.energy.gov/fuels/stations_counts.html.

Vehicle Cost. Natural gas-fueled vehicles are currently more expensive that equivalent vehicles utilizing gasoline or diesel fuel.

While we believe that CNG will achieve significant demand as a motor vehicle fuel sufficient to enable our CNG fueling stations to be profitable, we cannot assure that this will be so.

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Fueling Station Development

We have identified the Interstate 95 corridor from West Palm Beach to Jacksonville, Florida as the initial target location for the building of CNG fueling stations. We expect our customers to be short and long haul truckers, fleet vehicles and motorists with compressed CNG-fueled vehicles. Subject to the availability of funding, we will take the following steps to open CNG fueling stations:

Site selection. We will seek to acquire sites for fueling stations based on several criteria including:

Access to natural gas supply.

Ingress and egress to I-95.

Competing CNG fueling stations in the vicinity.

Traffic count.

Zoning and regulatory factors.

Design. Our proposed stations will be of modular design with compressors and storage tanks housed in easily transportable containers. This will allow for expansion of capacity without disruption of operations. All natural gas will be stored above ground which will eliminate groundwater pollution in the event of leaks. Our stations will comply with all fire safety and other safety and environmental regulations and standards. Our stations will be initially operated solely for CNG fueling and we do not anticipate offering any vehicle maintenance services at our stations. Dispensing and payment will utilize self-service automated equipment in order to reduce staffing needs at our stations.

Construction. We have identified several sources for the equipment required for our CNG fueling stations. We have also identified several contractors, engineering and other service providers qualified to design and build our CNG fueling stations.

As of the date of this Prospectus we have not identified or acquired any specific sites on which to build CNG fueling stations and we have not yet entered into any contracts to acquire the equipment or services for building any CNG fueling stations.

Marketing, Promotion and Advertising

As a new entrant into a market our initial marketing strategy will be to let customers know of our station locations, appeal to consumers to try our stations and build customer loyalty. We have identified the following traditional and online media as the most relevant to our marketing plan:

Station and highway signage.

Advertising in truck fleet publications.

Participation in CNG Fuel Finder app for iPhone and Android smartphones.

Participation in World Wide Web search engine, discovery and review sites such as Google and Yelp.

We will seek to sign supply contracts with fleet operators and sell on a per fill-up basis. Contracts with fleet operators may provide for a price based upon the prevailing price of natural gas while per fill-up customers pay the price we post at the pump.

Natural Gas Supply

Based on our preliminary investigation, natural gas suitable for sale at our stations is available from local natural gas utilities or brokers at market rates. However, we have not entered into any contracts with natural gas suppliers. We may enter into an exclusive or long term agreement with a gas supplier under standard floating rate arrangements with the price of gas pegged to an index.

Trademarks

We expect to seek trademark protection for our brand as soon as a brand name and logo is selected, as well as trademark protection for any advertising slogans we adopt. We will do a search of existing trademarks prior to selecting trademarks for our brand. We believe that trademark protection will be important to brand name recognition and consumer loyalty to our stations. We intend to register our important trademarks in the United States.

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Future Products and Services

We intend to develop and introduce new products and services. These may include convenience stores at our fueling stations and a mobile fueling service. We may also assemble CNG engines for fleet vehicles from components acquired from parts suppliers. However, there can be no assurance that any future products and services will be successfully developed and marketed.

Government Regulation

To construct a CNG fueling station, we must comply with local zoning requirements for the station site. We must also obtain a facility permit from the local fire department and either we or a third-party contractor must be licensed as a general engineering contractor. The installation and operation of each CNG fueling station must be in accordance with federal, state and local regulations pertaining to station design, environmental health, accidental release prevention, above-ground storage tanks, hazardous waste and hazardous materials. We may also be required to register with certain state and local agencies to operate our business. We intend to operate our business in compliance with all applicable laws and regulations.

Competition

While there is currently little competition in the CNG fueling station business, we expect to face increased competition if the demand for CNG fueling services increases as we expect. There are few barriers to entry in the CNG fueling station business and many gasoline and diesel fueling stations which do not currently offer CNG could add it to their existing stations. There are currently 21 CNG fueling stations in the State of Florida. We have identified Clean Energy Fuels Corp. as the largest operator of natural gas fueling stations with one CNG fueling station in Florida. This firm appears to be concentrating on LNG fueling stations for long haul freight trucking rather than CNG stations proposed to be built by the Company. Many of our current and potential future competitors have established motor vehicle fueling station networks and greater financial and other resources than we do. Competition in motor vehicle fueling is primarily based on station location, pricing and brand preference. We believe that we will be able to compete based upon our proposed station locations and low overhead operation which we believe will enable us to meet competing prices.

Employees

As of December 1, 2012, we have no full-time employees. All activities to date have been undertaken by our officers as needed. Our officers do not currently spend all of their time on our business and estimate they devote approximately 10% of their business time on the business of the Company. We anticipate that we will begin hiring employees as needed to support our business as it develops.

Facilities

Our company currently operates out of the residence of our President. We anticipate that we will rent additional facilities when needed to support the growth of our business.

MANAGEMENT

Our directors and executive officers are:

Name	Position

Gregory Liddy	President and CEO
George B. Liddy	Director and Secretary
James Schmidt	Director
Jay Bryant	Director

Gregory Liddy, 48, has been our President and CEO since June 2012. From May 2010 to June 2012 he was employed by Security Concepts NEPA, a provider of security systems, security cameras and access control systems to residential and commercial accounts. Mr. Liddy’s duties included bookkeeping, payroll and inventory control as well as sales, installation and maintenance of security systems. Form May 1997 to May 2010 Mr. Liddy was employed by Right Security, a provider of security systems, security cameras and access control systems to residential and commercial accounts. His duties included sales, installation, service and maintenance of security systems. He is the son of George B. Liddy, our Secretary and a director.

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George B. Liddy, 70, has been our Secretary since June 2012 and director since November 2012. He has been a semi-retired real estate investor since 2007. He is the father of Gregory Liddy, our President and CEO.

James Schmidt, 55, has been a director since November 2012. He has been an attorney in private practice in Destin, Florida since November 2007.

Jay Bryant, 41, has been a director since November 2012. From June 2007 to June 2008 he was general manager of the Whiteland, Indiana branch of Speedco Inc. which provides quick lubrication and tire services to the trucking industry. Since June 2008 he has been the owner and President of Pride Truck Wash, Knoxville, Tennessee, which operates six locations in four states and employs over 100 persons.

Our officers are elected by the board of directors and may be replaced or removed by the board at any time. Our directors are elected by our shareholders annually and serve until the election and qualification of their successors or their earlier resignation or removal.

Director Independence

The following information concerning director independence is based on the director independence standards of The NASDAQ Stock Market Corporate Governance Rules, although our common stock is not listed on The NASDAQ Stock Market.

The Board has determined that directors James Schmidt and Jay Bryant are independent directors within The NASDAQ Stock Market’s director independence standards. Director George Liddy is not independent. In determining independence, the Board reviews and seeks to determine whether directors have any material relationship with the Company, direct or indirect, which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board reviews business, professional, charitable and familial relationships of the directors in determining independence. The Board has not designated a separate compensation or nominating committee.

Board of Director Committees

Our board of directors also serves as our audit committee. We do not have any executive, compensation or any other committee of our board of directors.

Code of Ethics

We have adopted a code of ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of ethics is filed as Exhibit 14.1 to the registration statement of which this Prospectus is part.

Director Compensation

In November 2012 we agreed to compensate our directors for their director services by issuing shares of our common stock as follows:

George B. Liddy	15,000 shares
James Schmidt	25,000 shares
Jay Bryant	15,000 shares

We do not have any other arrangements for compensating our directors.

SUMMARY COMPENSATION TABLE

During the fiscal year ended August 31, 2012 we did not pay or accrue any compensation to our president and chief executive officer, Gregory Liddy or any other executive officer.

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EXECUTIVE COMPENSATION

At present, all of our operations are conducted by our executive officers without compensation. The board of directors and our officers will seek to agree upon employment arrangements providing a compensation package which will fairly compensate them for their future services and be within our available financial resources. We do not anticipate that any officer will receive a written employment agreement or compensation in excess of $50,000 until our business develops the ability to do so.

Other Compensation Arrangements

None of our executive officers have any written employment agreements or any arrangements for employee benefits, severance payments or change of control payments. We have not established any long term compensation plans, stock based compensation plans, incentive compensation plans or other compensation or benefit plans. We anticipate that such plans will be established as our business develops.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 1, 2012, the beneficial ownership of our 1,305,000 outstanding shares of Common Stock, our only outstanding equity security, by (1) the only persons who own of record or are known to own beneficially, more than 5% of our Common Stock; (2) each director and executive officer; and (3) all directors and officers as a group and the percentage owned as of such date and to be owned after completion of this offering on the assumption that all shares offered will be sold and converted into 5,000,000 shares of common stock.

			Percent Beneficially Owned
	Number of			After Offering
Name	Shares		Before Offering	and Conversion
Gregory Liddy	200,000		15.3%	3.2%
George B. Liddy	1,065,000	(1)	81.7%	16.9%
James L. Schmidt	25,000		*	*
Jay Bryant	15,000		*	*

All directors and officers as a group (4 persons)	1,305,000	(1)	100%	20.7%

 ___________________________________

(1) Includes 65,000 shares owned directly and 1,000,000 shares owned by Mercad Credit Services Corp. over which George B. Liddy has sole voting and investment power.

* less than 2%

Promoters

We were founded in June 2012. Gregory Liddy and George B. Liddy were instrumental in our organization and may be considered promoters of our company. They received no consideration for their services in connection with our organization. George B. Liddy purchased 50,000 shares of our common stock for $5,000, Gregory Liddy purchased 200,000 shares of our common stock for $20,000 and Mercard Credit Services Corp., an affiliate of George B. Liddy, purchased 1,000,000 shares of our common stock for $100,000. George B. Liddy received 15,000 shares for serving on our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board of Directors requires that all related party transactions be reviewed and approved by an independent body of the Board of Directors.

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DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 20,000,000 shares of Common Stock, $.001 par value. The holders of our Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of our Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of our Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without stockholder approval, to issue up to 1,000,000 shares of preferred stock, $.001 par value. 500,000 shares of our Preferred Stock have been designated as Series A Convertible Preferred Stock. The balance of our 500,000 shares of authorized preferred stock may be issued by the Board of Directors in one or more series and with the rights, privileges and limitations of the preferred stock determined by the Board of Directors. The rights, preferences, powers and limitations on different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and other matters. As of the date of this prospectus we have no preferred stock outstanding.

Stock Certificates

We intend to issue our common stock and preferred stock in book entry form without stock certificates. Within a reasonable time after the issue or transfer of stock without certificates, we shall send the registered stockholder a written statement containing the information required to be set forth or stated on a certificate pursuant to the applicable provisions of the Business Corporation Act of the State of Florida.

Description of Series A Convertible Preferred Stock

Pursuant to its authority, our board of directors has designated 500,000 shares of the preferred stock that we now have authority to issue as the Series A convertible preferred stock. The shares of convertible preferred stock, when issued and sold in the manner contemplated by this prospectus, will be duly and validly issued, fully paid and nonassessable. You will not have any preemptive rights if we issue other series of preferred stock. The convertible preferred stock is not subject to any sinking fund. We have no right or obligation to redeem the convertible preferred stock. The convertible preferred stock has a perpetual maturity and may remain outstanding indefinitely, subject to the stockholders right to convert the convertible preferred stock into common stock. Any convertible preferred stock converted or acquired by us will, upon cancellation, have the status of authorized but unissued shares of preferred stock of no designated series. We will be able to reissue these cancelled shares of preferred stock.

Dividends

In the event any dividend or other distribution payable in cash or other property (other than shares of our Common Stock) is declared on our Common Stock, each Holder of shares of Series A Convertible Preferred Stock on the record date for such dividend or distribution shall be entitled to receive per share on the date of payment or distribution of such dividend or other distribution the amount of cash or property equal to the cash or property which would be received by the Holders of the number of shares of Common Stock into which such share of Series A Convertible Preferred Stock would be converted pursuant immediately prior to such record date.

Conversion into Common Stock

You may convert the convertible preferred stock at a conversion rate of 10 shares of common stock for each share of convertible preferred stock. No payment is required in connection with a conversion. We will not make any adjustment to the conversion price for accrued or unpaid dividends upon conversion. We will not issue fractional shares of common stock upon conversion. However, we will instead pay cash for each fractional share based upon the market price of the common stock on the last business day prior to the conversion date.

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In order to convert your shares of convertible preferred stock, you must deliver a duly signed and completed notice of conversion to us. If your convertible preferred stock is represented by a stock certificate you must also deliver your stock certificate to us.

The conversion date will be the date you deliver your duly signed and completed notice of conversion to us (and your stock certificate for your convertible preferred stock if issued in certificated form). You will not be required to pay any U.S. federal, state or local issuance taxes or duties or costs incurred by us on conversion, but will be required to pay any tax or duty payable as a result of the common stock upon conversion being issued other than in your name. We will not issue common stock unless all taxes and duties, if any, have been paid by the holder.

No commission or other remuneration will be paid or given, directly or indirectly, for soliciting a conversion.

Conversion Rate Adjustment

The conversion rate of 100 shares of common stock will be proportionately adjusted if:

(1) we dividend or distribute common stock on shares of our common stock; or

(2) we subdivide or combine our common stock.

If we are involved in a transaction in which shares of our common stock are converted into the right to receive other securities, cash or other property, or a sale or transfer of all or substantially all of our assets under which the holders of our common stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that your convertible preferred stock will convert into the kind and amount of the securities, cash or other property that would have been receivable upon the recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of common stock issuable upon conversion of the convertible preferred stock immediately prior to the recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange. The company formed by the consolidation, merger, asset acquisition or share acquisition shall provide for this right in its organizational document. This organizational document shall also provide for adjustments so that the organizational document shall be as nearly practicably equivalent to adjustments in this section for events occurring after the effective date of the organizational document.

The following types of transactions, among others, would be covered by this adjustment:

(1) we consolidate or merge into any other company, or any merger of another company into us, except for a merger that does not result in a reclassification, conversion, exchange or cancellation of common stock,

(2) we sell, transfer or lease all or substantially all of our assets and holders of our common stock become entitled to receive other securities, cash or other property, or

(3) we undertake any compulsory share exchange.

Ranking

The convertible preferred stock will rank, with respect to dividend rights and upon liquidation, winding up and dissolution:

- junior to all our existing and future debt obligations;

- junior to “senior stock”, which is each other class or series of our capital stock other than (a) our common stock and any other class or series of our capital stock the terms of which provide that class or series will rank junior to the preferred stock and (b) any other class or series of our capital stock the terms of which provide that class or series will rank on a parity with the convertible preferred stock;

- on a parity with “parity stock”, which is each other class or series of our capital stock that has terms which provide that that class or series will rank on a parity with the convertible preferred stock;

- senior to “junior stock”, which is our common stock and each class or series of our capital stock that has terms which provide that class or series will rank junior to the convertible preferred stock.

We do not currently have any outstanding capital stock which is senior to or on parity with the convertible preferred stock.

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Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of Anchor CNGO Corp. or a reduction or decrease in our capital stock resulting in a distribution of assets to the holders of any class or series of our capital stock, each holder of shares of convertible preferred stock will be entitled to payment out of our assets available for distribution of an amount equal to $10.00 per share of convertible preferred stock held by that holder, plus all accumulated and unpaid dividends on those shares to the date of that liquidation, dissolution, winding up or reduction or decrease in capital stock, before any distribution is made on any junior stock, including our common stock, but after any distributions on any of our indebtedness or shares of our senior stock. After payment in full of the liquidation preference and all accumulated and unpaid dividends to which holders of shares of convertible preferred stock are entitled, the holders will not be entitled to any further participation in any distribution of our assets. If, upon any voluntary or involuntary liquidation, dissolution or winding up of Anchor CNGO Corp. or a reduction or decrease in our capital stock, the amounts payable with respect to shares of convertible preferred stock and all other parity stock are not paid in full, the holders of shares of convertible preferred stock and the holders of the parity stock will share equally and ratably in any distribution of our assets in proportion to the full liquidation preference and all accumulated and unpaid dividends to which each such holder is entitled.

Neither the voluntary sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of our property or assets nor the consolidation, merger or amalgamation of Anchor CNGO Corp. with or into any corporation or the consolidation, merger or amalgamation of any corporation with or into Anchor CNGO Corp. will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of Anchor CNGO Corp. or a reduction or decrease in our capital stock.

We are not required to set aside any funds to protect the liquidation preference of the shares of preferred stock, although the liquidation preference will be substantially in excess of the par value of the shares of the convertible preferred stock.

SHARES ELIGIBLE FOR FUTURE SALE

All of the 1,250,000 shares of Common Stock issued and outstanding prior to this offering are “restricted securities,” as that term is defined under Rule 144 (“Rule 144”), promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, an affiliate of the Company (or persons whose shares are aggregated with those of an affiliate), who has beneficially owned restricted shares of Common Stock for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or the average weekly trading volume during the four calendar weeks preceding the sale as reported on NASDAQ, all exchanges and the consolidated transaction reporting system.

A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned restricted shares of Common Stock for at least six months is entitled to sell such shares under Rule 144 without regard to any of the limitations described above as long as the Company is up to date in its filing its periodic reports under the Securities Exchange Act of 1934. If the Company is not up to date in such Exchange Act filings preceding such sale, non-affiliate stockholders may sell their shares without regard to any of the limitations described above after they have held their shares for at least one year.

No prediction can be made as to the effect, if any, that sales of “restricted” shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company’s ability to raise capital through the sale of its equity securities.

INDEMNIFICATION

The Florida Business Corporation Act provides that a person who is successful on the merits or otherwise in defense of an action because of service as an officer or director of a corporation, such person is entitled to indemnification of expenses actually and reasonably incurred in such defense. F.S. 607.0850(3).

Such act also provides that the corporation may indemnify an officer or director, advance expenses, if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to a criminal action, had no reasonable cause to believe his conduct was unlawful. F.S. 607.0850(1)(2).

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A court may order indemnification of an officer or director if it determines that such person is fairly and reasonably entitled to such indemnification in view of all the relevant circumstances. F.S. 607.0850(9).

Our Articles of Incorporation and By-laws provide that we must indemnify our officers, directors, employees and agents to the fullest extent allowed by the Florida Business Corporation Act.

Indemnification Against Public Policy

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or person controlling us, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is therefore unenforceable.

PLAN OF DISTRIBUTION

We are offering up to 500,000 shares of series A convertible preferred stock at a price or $10.00 per share. We are offering the shares directly to the public until 180 days from the date of this prospectus, however, we may terminate the offering prior to that date. There is no minimum amount of shares that must be sold before we use the proceeds. Proceeds will not be returned to investors if we sell less than all of the 500,000 shares being offered in this prospectus. The proceeds from the sales of the shares will be paid directly to us by a subscriber for our shares and will not be placed in an escrow account.

The offering will be conducted by our President, Gregory Liddy. Under Rule 3a 4-1 of the Securities Exchange Act an issuer may conduct a direct offering of its securities without registration as a broker/dealer. Such offering may be conducted by officers who perform substantial duties for or on behalf of the issuer otherwise then in connection with securities transactions and who were not brokers or dealers or associated persons of brokers or dealers within the preceding 12 months and who have not participated in selling an offering of securities for any issuer more than once every 12 months, with certain exceptions.

Furthermore, such persons may not be subject to a statutory disqualification under Section 3(a)(39) of the Securities Exchange Act and may not be compensated in connection with securities offerings by payment of commission or other remuneration based either directly or indirectly on transactions in securities and are not at the time of offering our shares are associated persons of a broker or dealer. Mr. Liddy will meet these requirements.

How to invest

Subscriptions for purchase of shares offered by this prospectus can be made by completing, signing and delivering to us, the following:

an executed copy of the Subscription Agreement, a copy of which is included in this Prospectus; and

a check payable to the order of Anchor CNGO Corporation in the amount of $10.00 for each share you want to purchase.

RESALE OF OUR SHARES

There is presently no public market for our shares of preferred or common stock. There is no assurance that a trading market will develop or be sustained. Accordingly, you may have to hold the shares indefinitely and may have difficulty selling them if an active trading market does not develop.

Management’s strategy is to seek to have our common stock, but not our preferred stock, trade on the over-the-counter market and quoted on the OTC Bulletin Board as soon as practicable after the termination of this offering. However, to date we have not solicited any securities broker-dealers to become market-makers of our common stock. There can be no assurance that an active trading market for the common stock will develop or be sustained or that the market price of the common stock will not decline below the initial public trading price. The initial public trading price will be determined by market makers independent of us. You may convert our preferred stock into common stock at any time. See, “Description of Securities - Description of Series A Convertible Preferred Stock.”.

Even if a market develops for our common stock you may have difficulty selling our shares due to the operation of the SEC’s penny stock rules. These rules regulate broker-dealer practices in connection with transactions in “penny stocks.” These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock.

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We are registering the preferred stock for sale only in the State of Florida. The “blue sky” laws of some states may impose restrictions upon the ability of investors to resell our shares in those states without registration or an exemption from the registration requirements. Accordingly, investors may have difficulty selling our shares and should consider the secondary market for our shares to be a limited one.

LEGAL MATTERS

The validity of the shares offered hereby is being passed upon for the Company by Joel Bernstein Esq., Miami, Florida.

EXPERTS

The financial statements appearing in this prospectus and registration statement have been audited by Webb & Company, P.A. , an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus and in the registration statement, and such report is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities we are offering. This prospectus, filed as a part of the registration statement, does not contain certain information contained in or annexed as exhibits to the registration statements. We refer you to the exhibits to the registration statement for the complete text. For further information with respect to our company and the securities we are offering by this prospectus, we refer you to the registration statement and to the exhibits filed as part of it. We will also file other reports with the SEC, including annual reports containing audited financial statements, quarterly reports containing unaudited interim financial statements and other information.

Such material can be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains the reports, proxy and information statements and other information which we will file with the SEC which are available on the World Wide Web at: http://www.sec.gov.

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ANCHOR CNGO CORP.

SUBSCRIPTION AGREEMENT

TO: Mr. Gregory Liddy, President

Anchor CNGO Corp.

301 North E Street

Lake Worth, FL 33460

Dear Mr. Liddy:

The undersigned hereby subscribes for and agrees to purchase __________ shares of Series A Convertible Preferred Stock of Anchor CNGO Corp., a Florida corporation, as described in the Prospectus dated ____________, 2012.

Enclosed is my check to the order of Anchor CNGO Corporation representing the purchase price for the shares in the amount of $10.00 per share. Please issue my shares as set forth below:

____________________________________
Date: ____________________	(signature of purchaser or purchasers)

Taxpayer ID No.___________________

Shares are issued to:

☐ Individual name

☐ Joint Tenants with rights of survivorship

☐ Tenant’s in common

☐ Tenants by the entireties

☐ As custodian for _______________________

under                                         (state)

Uniform Transfers to Minors Act

☐ As Trustee under Declaration of Trust

dated ________________________ for and on behalf

of ______________________________ (beneficiary)

☐ Other __________________________

Print name and address of Shareholder as it will appear on the Company’s shareholder records:

______________________________________

______________________________________

______________________________________

Telephone no. ________________________

Fax no. ______________________________

E-mail: ______________________________

(insert financial statements here)

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No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This Prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

500,000 Shares of Series A Convertible Preferred Stock

ANCHOR CNGO CORP.

PROSPECTUS

___________ , 2012

TABLE OF CONTENTS

Prospectus Summary	4
Risk Factors	5
Use of Proceeds	8
Market for the Shares	8
Dividend Policy	8
Determination of Offering Price	9
Dilution	9
Capitalization	10
Special Note Regarding Forward Looking Statements	10
Plan of Operation	11
Business	12
Management	14
Executive Compensation	16
Security Ownership of certain Beneficial Owners and Management	16
Certain Relationships and Related Transactions	16
Description of Securities	17
Shares Eligible for Future Sale	19
Indemnification	19
Plan of Distribution	20
Resale of our Shares	20
Legal Matters	21
Experts	21
Additional Information	21
Subscription Agreement	22
Financial Statements	F-1

Until _____________, the 90th day after the date of this prospectus, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities offered hereby.

Registration Fee		$682
Printing Expenses*		1,500
Legal Fees and Expenses*		35,000
Accounting Fees and Expenses*
Blue Sky Fees and Expenses*		2,500
Transfer Agent Fees and Expenses*		1,000
Misc.*		479

Total	$

*Estimated

Item 14. Indemnification of Directors and Officers.

The Florida Business Corporation Act provides that a person who is successful on the merits or otherwise in defense of an action because of service as an officer or director or a corporation, such person is entitled to indemnification of expenses actually and reasonably incurred in such defense. F.S. 607.0850(3)

Such act also provides that the corporation may indemnify an officer or director, advance expenses, if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to a criminal action, had no reasonable cause to believe his conduct was unlawful. F.S. 607.0850(1)(2).

A court may order indemnification of an officer or director if it determines that such person is fairly and reasonably entitled to such indemnification in view of all the relevant circumstances. F.S. 607.0850(9).

Reference is hereby made to Article IV of Registrant’s By-laws which is filed as Exhibit 3.2 and Article 5 of the Amended and Restated Articles of Incorporation which is filed as Exhibit 3.1. Under such provisions the Registrant is required to indemnify its officers and directors to the fullest extent such indemnification may be made under the provisions of the Florida Business Corporation Act.

Item 15. Recent Sales of Unregistered Securities.

The following provides information concerning all sales of our securities which we made within the last three years which were not registered under the Securities Act of 1933.

In April 2012 George B. Liddy purchased 50,000 shares of our common stock for $5,000, Gregory Liddy purchased 200,000 shares of our common stock for $20,000 and Mercard Credit Services Corp., an affiliate of George B. Liddy, purchased 1,000,000 shares of our common stock for $100,000. We believe that these sales were exempt from registration under Section 4(2) of the Securities Act of 1933. The securities were not offered publicly but only to our founders. We believe the shareholders were knowledgeable and sophisticated in investment matters. The shareholders acknowledged that the shares were not registered under the Securities Act of 1933 and agreed to not sell or transfer the shares without complying with the registration requirements of the said Act or pursuant to an exemption from such registration requirements. The certificate or confirmation for such shares contains a legend restricting transfer of the shares without registration under the Securities Act of 1933 or an exemption from such registration and a stop transfer order has been lodged against such shares.

In November 2012 we issued shares of our common stock for director services as follows:

George B. Liddy	15,000 shares
James Schmidt	25,000 shares
Jay Bryant	15,000 shares

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We believe that the sales were exempt from registration under Section 4(2) of the Securities Act of 1933. The securities were not offered publicly but only to identified persons who agreed to become our directors. We believe the shareholders were knowledgeable and sophisticated in investment matters. Each stockholder acknowledged that the shares were not registered under the Securities Act of 1933 and agreed to not sell or transfer the shares without complying with the registration requirements of the said Act or pursuant to an exemption from such registration requirements. The certificates or confirmation for such shares contains a legend restricting transfer of the shares without registration under the Securities Act of 1933 or an exemption from such registration and a stop transfer order has been lodged against such shares.

Item 26. Exhibits.

The following Exhibits are filed:

NUMBER	DESCRIPTION

3.1	Amended and Restated Articles of Incorporation
3.2	By-laws
5.1	Legal Opinion of Joel Bernstein, Esq. regarding the legality of the securities being issued *
14.1	Code of Ethics
23.1	Consent of Joel Bernstein, Esq. is included in Exhibit 5.1*
23.2	Consent of Webb & Company, P.A., registered independent public accounting firm

 * to be filed by amendment

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Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Worth, State of Florida on December 28, 2012.

ANCHOR CNGO CORP.

By: /s/ Gregory Liddy
Gregory Liddy
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Gregory Liddy and George B. Liddy as his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-1 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Gregory Liddy	President (principal executive	December 28, 2012
Gregory Liddy	officer and principal accounting officer)

/s/ George B. Liddy	Director	December 28, 2012

/s/ James L. Schmidt	Director	December 28, 2012

/s/ Jay Bryant	Director	December 28, 2012

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